The Morgan Group, Inc.

Exhibit 11 - Statement Re: Computation of Per Share Earnings

                                                                               For Years Ended
                                                                                  December 31
                                                                       1997           1996            1995
                                                                   ----------     ----------      ----------

Reconciliation of basic to diluted earnings per share:
     Net income (loss)                                             $      196     ($   2,070)     $    2,269
     Less preferred dividends                                              --             --             221
                                                                   ----------     ----------      ----------
     Net income (loss) applicable to common stocks:                $      196     ($   2,070)     $    2,048
                                                                   ==========     ==========      ==========


         Class A Stock:
              Dividends                                            $      114     $      126      $      113
              Allocation of undistributed earnings                         19         (1,241)          1,011
                                                                   ----------     ----------      ----------
         Net income (loss) applicable to Class A stock-basic              133         (1,115)          1,124
         Effect of reallocating undistributed earnings                     --             --              13
                                                                   ----------     ----------      ----------
         Net income (loss) applicable to Class A stock-diluted     $      133     ($   1,115)     $    1,137
                                                                   ==========     ==========      ==========

         Class B Stock:
              Dividends                                            $       48     $       48      $       48
              Allocation of undistributed earnings                         15         (1,003)            876
                                                                   ----------     ----------      ----------
         Net income (loss) applicable to Class B stock-basic               63           (955)            924
         Effect of reallocating undistributed earnings                     --             --             (13)
                                                                   ----------     ----------      ----------
         Net income (loss) applicable to Class B stock-diluted     $       63     ($     955)     $      911
                                                                   ==========     ==========      ==========

     Net income (loss) applicable to common stocks                 $      196     ($   2,070)     $    2,048
                                                                   ==========     ==========      ==========



     Weighted average shares outstanding:
           Class A stock:
               Basic                                                1,456,690      1,484,242       1,382,548
                     Dilutive effect of stock options                   6,494          2,030           4,742
                     Dilutive effect of warrants                           --             --          35,155
                                                                   ----------     ----------      ----------
               Diluted                                              1,463,184      1,486,272       1,422,445

          Class B stock-basic and diluted                           1,200,000      1,200,000       1,200,000
                                                                   ==========     ==========      ==========


      Class A basic EPS                                            $     0.09     ($    0.76)     $     0.81
      Class B basic EPS                                            $     0.05     ($    0.80)     $     0.77

      Class A diluted EPS                                          $     0.09     ($    0.76)     $     0.79
      Class B diluted EPS                                          $     0.05     ($    0.80)     $     0.77
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